UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2009

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

(Exact name of Registrant as specified in its charter)

            Delaware                0-14187                  94-2940208

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties/3, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP/3 Sandpiper, LLC, a Delaware limited liability company (the “Partnership”), which owns Sienna Bay Apartments (“Sienna Bay”), a 276-unit apartment complex located in St. Petersburg, Florida. As previously disclosed, on May 1, 2009 (the “Effective Date”), the Partnership and one other partnership (together the “Selling Partnerships”) that together own two apartment complexes containing an aggregate of 476 units entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, DT Group Development, Inc., a California limited liability company (the “Purchaser”), to sell the two apartment complexes (together the “Properties” and individually a “Property”) owned by the Selling Partnerships to the Purchaser.  The parties agreed to an aggregate sales price of $28,500,000, $17,500,000 of which will be allocated to Sienna Bay. Each of the Selling Partnerships is affiliated with the General Partner of the Registrant.

As previously disclosed, the Selling Partnerships and the Purchaser previously have entered into two amendments to the Purchase and Sale Contract pursuant to which the loan approval period was ultimately was extended from June 15, 2009 to June 29, 2009.

On July 2, 2009, the Selling Partnerships and the Purchaser entered into a Third Amendment to the Purchase and Sale Contract (the “Third Amendment”) pursuant to which the loan approval period was further extended from June 29, 2009 to July 10, 2009.

This summary of the terms and conditions of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(c)   Exhibits

10.75       Third Amendment to Purchase and Sale Contract between Fisherman’s Landing Apartments Limited Partnership, a Florida limited partnership and CCIP/3 Sandpiper, LLC, a Delaware limited liability company and DT Group Development, Inc., a California corporation, dated July 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3, LP

By:  ConCap Equities, Inc.

General Partner

By:  /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: July 8, 2009